Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Owens Realty Mortgage, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 5, 2017

FREESTONE OPPORTUNITY PARTNERS LP

By:	Freestone Capital Management, LLC

By:	/s/ Scott W. Akins
	Name:	Scott W. Akins
	Title:	General Counsel

FREESTONE OPPORTUNITY QUALIFIED PARTNERS LP

By:	Freestone Capital Management, LLC

By:	/s/ Scott W. Akins
	Name:	Scott W. Akins
	Title:	General Counsel

Freestone Investments LLC

By:	/s/ Scott W. Akins
	Name:	Scott W. Akins
	Title:	General Counsel

Freestone Capital Management, LLC

By:	/s/ Scott W. Akins
	Name:	Scott W. Akins
	Title:	General Counsel

Freestone Capital Holdings, LLC

By:	/s/ Scott W. Akins
	Name:	Scott W. Akins
	Title:	General Counsel

By:	/s/ Scott W. Akins
Scott W. Akins, as attorney-in-fact for Erik Morgan and Gary I. Furukawa